UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI(1)	New York Stock Exchange(1)

(1) On April 19, 2023, Lannett Company, Inc. received a written notice from the New York Stock Exchange (the “NYSE”) notifying LCI that it would commence proceedings to delist our common stock and our common stock was suspended from trading. On April 20, 2023, our common stock began trading over-the-counter under the symbol “LCIN” and we expect that it will begin trading under the symbol “LCINQ” shortly. LCI does not intend to appeal the decision and expects that the NYSE will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from trading and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting would then become effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the de-registration of our common stock under Section 12(b) of the Exchange Act would become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously announced, on April 30, 2023, Lannett Company, Inc. (“LCI”) and certain subsidiaries (collectively with LCI, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain of its creditors (the “Consenting Stakeholders”). The Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring of the Company Parties’ existing indebtedness (the “Restructuring”) to be implemented through the commencement of voluntarily chapter 11 cases (the “Chapter 11 Cases”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). In connection therewith, on May 2, 2023 (the “Petition Date”), the Company Parties filed the Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and filed a proposed joint prepackaged plan of reorganization (the “Plan”).

As previously reported, pursuant to the Restructuring Support Agreement, on May 2, 2023, the Company Parties commenced the solicitation of votes on the Plan (the “Solicitation”). In connection with commencement of the Solicitation, copies of the Plan and the disclosure statement related thereto were distributed to certain stakeholders of the Company Parties entitled to vote on the Plan. The Plan, which is subject to approval of the Bankruptcy Court, contemplates that, among other things, on the effective date of the Plan (the “Effective Date”):

•	LCI (as reorganized, “Reorganized LCI”) will issue a single class of common equity interests to the Consenting Stakeholders pursuant to the Plan;

•	the Company Parties will enter into a new revolving credit facility on terms to be agreed;

•	Reorganized LCI will enter into a “takeback” exit financing facility in the principal amount of $60 million and such other terms as set forth in the Restructuring Support Agreement;

•	Reorganized LCI will distribute new warrants issued pursuant to a new warrant agreement to holders of Second Lien Term Loan Claims (as defined in the Restructuring Support Agreement);

•	there will be no recovery for holders of the Company Parties’ convertible notes or existing equity interests; and

•	trade claims will be paid in the ordinary course of business.

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by LCI’s claims agent, Omni, at https://omniagentsolutions.com/LCI.

The Company Parties continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties are seeking approval from the Bankruptcy Court of a variety of “first day” motions, including motions for the consensual use of cash collateral and other customary operational and administrative relief intended to assure the Company Parties’ ability to continue their ordinary course operations. The Company Parties are seeking court authority to honor trade claims in the ordinary course of business during the Chapter 11 Cases. The Company Parties expect that the Bankruptcy Court will approve the relief sought in these motions on an interim basis. The Company Parties anticipate emerging from the Chapter 11 Cases within 45 days of the Petition Date.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constituted an event of default that accelerated the Company Parties’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Indenture, dated as of September 27, 2019, between LCI and Wilmington Trust, National Association, as trustee;

•	Indenture, dated as of April 22, 2021, as supplemented by the first supplemental indenture, dated as of April 22, 2021, by and among LCI, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and note collateral agent;

•	Second Lien Credit and Guaranty Agreement, dated as of April 22, 2021, by and among LCI, the other creditor parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent (as further amended); and

•	Credit and Guaranty Agreement, dated as of December 7, 2020, by and among, LCI, certain of its wholly-owned domestic subsidiaries party thereto, as borrowers or as guarantors, Wells Fargo Bank, National Association, as administrative agent and as collateral agent and the other lenders party thereto (as further amended).

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the stakeholders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

LCI cautions that trading in its securities now and during the pendency of the Chapter 11 Cases is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. LCI expects, based on the agreed upon terms in the Restructuring Support Agreement, that its stockholders and other equityholders will experience a complete loss on their investment.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of LCI’s press release, dated May 2, 2023, announcing the filing of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; acquisition-related challenges; the regulatory environment; interest rate fluctuations; reliance on key strategic alliances; availability of raw materials; fluctuations in operating results; the impact of the delisting from the New York Stock Exchange, including under our debt documents; the impact of failure to pay interest when due on our debt; our ability to successfully consummate a Restructuring of our existing debt, existing equity interests and certain other obligations, and emerge from the Chapter 11 Cases; our ability to improve long-term capital structure and to address our debt service obligations through the Restructuring; the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on LCI and the interests of various constituents; our ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. LCI cautions you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. LCI is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond LCI’s control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt LCI’s operations, disrupt the operations of LCI’s suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this Current Report on Form 8-K should be read in conjunction with information in LCI’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein, and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: May 3, 2023